 Exhibit 99.1
Enovix Reports Fourth Quarter and Full Year 2025 Results
Lead Smartphone Customer Qualification Progressing

FREMONT, Calif., February 25, 2026 -- Enovix Corporation (Nasdaq: ENVX) (“Enovix”), a developer and manufacturer of advanced lithium-ion batteries, including proprietary silicon-anode architectures, today reported financial results for the fourth quarter and full year ending 2025. The Company will host a live webcast today, Wednesday February 25th, at  5:00 PM ET / 2:00 PM PT to discuss the results and provide a business update. To register for the webcast, please visit: https://enovix-q4-2025.open-exchange.net/.

Qualification and Commercialization Progress

“Our top priority remains completing smartphone qualification and moving into commercial production,” said Dr. Raj Talluri, President and CEO of Enovix. “During the fourth quarter, customer evaluation samples met energy density, fast-charge and safety requirements, and cycle-life performance improved toward customer-defined qualification targets under established protocols.”

Cycle-life testing under high power conditions is the key gating requirement to launch our first smartphone battery, and we are executing multiple defined pathways with our lead customer to achieve qualification targets. These include continued optimization of AI-1 recipe variations, as well as alignment on updated silicon-specific protocols that more closely reflect real-world smartphone usage. Successful completion under any of these pathways will enable customer qualification and follow-on commercial shipments.

Smart eyewear devices place even greater emphasis on volumetric energy density due to smaller battery footprints and continuous-on AI workloads. Smart eyewear manufacturers typically require lower cycle-life thresholds for qualification than smartphone manufacturers. Based on ongoing customer engagements, Enovix believes the AI-1 platform already meets or exceeds key technical requirements for multiple smart eyewear applications, positioning this category as a potential early commercialization opportunity.

Dr. Talluri continued, “Customer engagement is also expanding across smart eyewear and other AI-powered applications that require higher energy density in increasingly space-constrained designs. Smart eyewear platforms are progressing toward production readiness, and we have begun receiving initial production demand from our lead customer as devices move toward commercial launch. Our manufacturing organization also continued to make solid progress preparing Fab2 in Malaysia for higher-volume production to support our upcoming commercialization programs.”

Manufacturing Readiness Progress

During 2025, Enovix improved its production readiness across its global operations to support upcoming commercialization programs:

•Global manufacturing operations were unified under Kihong Park, who previously lead Enovix’s South Korea manufacturing operations that were established through the Routejade and SETK acquisitions. In addition, Enovix strengthened its advanced manufacturing capabilities with the addition of Ed Casey, who leads Advanced Manufacturing Engineering. Ed brings decades of experience scaling high-volume manufacturing across global production networks, including senior leadership roles at Seagate, Western Digital, and ams OSRAM.

•Our new manufacturing leadership team is sharpening our focus on manufacturing execution as we scale toward high-volume production. At Fab2, we continue to see consistent gains in yield and throughput. While Zone 1 laser dicing currently defines our primary throughput limit, we believe we can resolve this via process optimization and alternative dicing technologies. This path would clear the way for significantly higher production rates as we commercialize. In 2026, we are capable of qualifying other new products and customers in our production lines, and meeting demand for smart eyewear customers.

•China Compulsory Certification (CCC) and Underwriters Laboratories (UL) were secured for AI-1 smart eyewear batteries.

Fourth Quarter and Full Year 2025 Financial Results

•Record fourth quarter 2025 revenue of $11.3 million, compared to $9.7 million in fourth quarter 2024, and record full-year 2025 revenue of $31.8 million, compared to $23.1 million in 2024, representing 38% year-over-year growth, primarily reflecting defense and industrial shipments. Cells manufactured through Enovix’s South Korea operations continue deployment across defense applications including aerial drones, subsea systems and munitions platforms, while next-generation silicon-anode developments position Enovix to support future higher-performance applications.

•GAAP gross profit was $2.5 million in 4Q25 and $6.1 million for FY2025. Non-GAAP gross profit of $2.9 million in 4Q25 and $7.3 million for FY2025. Full-year non-GAAP gross margin improved to 23%, reflecting operational execution improvements and higher production volumes.

•Net cash used in operating activities of $27.0 million in 4Q25 and $95.3 million for full year 2025, increased from an outflow of $16.0 million in 4Q24 and decreased from $108.6 million for full year 2024. Free cash flow was an outflow of $28.0 million in 4Q25 and $113.5 million for full year 2025, improving from an outflow of $32.3 million in 4Q24 and $184.8 million for full year 2024.

•Cash, cash equivalents and marketable securities totaled approximately $621 million at year-end, including approximately $2.0 million of restricted cash, providing liquidity to support qualification completion and commercialization scale-up.

Fourth Quarter 2025 Financial Summary
(in millions, except per share data and percentages)

	GAAP			Non-GAAP
	Q4 2025	Q4 2024	YoY Δ	Q4 2025	Q4 2024	YoY Δ
Revenue	$11.3	$9.7	$1.6	$11.3	$9.7	$1.6
Gross profit	$2.5	$1.1	$1.4	$2.9	$1.2	$1.7
Gross margin	22.1%	11.3%	10.8pts	25.7%	12.4%	13.3pts

Operating expenses	$46.5	$35.6	$10.9	$31.8	$26.3	$(5.5)
Loss from operations	$(44.0)	$(34.5)	$(9.5)	$(28.9)	$(25.1)	$(3.8)

Net cash used in operating activities	$(27.0)	$(16.0)	$(11.0)	N/A	N/A	N/A
Free Cash Flow	N/A	N/A	N/A	$(28.0)	$(32.3)	$4.3
Adjusted EBITDA	N/A	N/A	N/A	$(21.7)	$(16.3)	$(5.4)

Net loss per share, basic (1)	$(0.16)	$(0.19)	$0.03	$(0.14)	$(0.12)	$(0.02)
Weighted average shares, basic (2)	216.3	196.6	19.7	216.3	196.6	19.7
Net loss per share, diluted (1)	$(0.16)	$(0.19)	$0.03	$(0.14)	$(0.12)	$(0.02)
Weighted average shares, diluted(2)	216.3	196.6	19.7	216.3	196.6	19.7
(1) Net loss per share attributable to Enovix (2) Weighted average shares attributable to Enovix

Full-Year 2025 Financial Summary
(in millions, except per share data and percentages)

	GAAP			Non-GAAP
	FY 2025	FY 2024	YoY Δ	FY 2025	FY 2024	YoY Δ
Revenue	$31.8	$23.1	$8.7	$31.8	$23.1	$8.7
Gross profit (loss)	$6.1	$(2.0)	$8.1	$7.3	$0.2	$7.1
Gross margin	19.2%	(8.7)%	27.9pts	23.0%	0.9%	22.1pts

Operating expenses	$183.4	$240.6	$(57.2)	$120.5	$137.3	$16.8
Loss from operations	$(177.3)	$(242.7)	$65.4	$(113.2)	$(137.1)	$23.9

Net cash used in operating activities	$(95.3)	$(108.6)	$13.3	N/A	N/A	N/A
Free Cash Flow	N/A	N/A	N/A	$(113.5)	$(184.8)	$71.3
Adjusted EBITDA	N/A	N/A	N/A	$(84.0)	$(95.7)	$11.7

Net loss per share, basic (1)	$(0.75)	$(1.19)	$0.44	$(0.54)	$(0.69)	$0.15
Weighted average shares, basic (2)	207.6	186.0	21.6	207.6	186.0	21.6
Net loss per share, diluted (1)	$(0.75)	$(1.19)	$0.44	$(0.54)	$(0.69)	$0.15
Weighted average shares, diluted (2)	207.6	186.0	21.6	207.6	186.0	21.6
(1) Net loss per share attributable to Enovix (2) Weighted average shares attributable to Enovix

* * * * *

Chairman’s 2025 Summary

T.J. Rodgers, Enovix chairman, commented, “I attend three major Enovix reviews per quarter: the board meeting (six hours), the manufacturing operations review (three hours), and the R&D review (four hours). My 2025 observations follow: 1) we are focusing on the smartphone market because it is huge and demands the very best technology and quality – a superset of what we need, 2) we have two “teaching” smartphone customers that want to qualify us, 3) we have passed 70 of their 75 qualification specifications, and 4) we have identified multiple paths to pass the remaining tests. A single smartphone program from either of our smartphone partners would fill our current Penang manufacturing line, and a few smartphone programs would fill the four lines our plant can house.

Rodgers continued, “Our Penang manufacturing line makes battery qualification samples today limited by a single step, the laser dicing of the battery electrode ribbons from the rolls of anode material (silicon on copper foil) and cathode material (cobalt oxide on aluminum foil). Our overall line yield is measured at 9 steps, whose yields multiply to give overall yield. All but one of those 9 steps have yields of 80% or higher, meaning that the new line is fully functional, except for the laser dicing step, which does yield reasonably, but only at a production rate that is a fraction of the rest of the line. We continue to perfect dicing with multiple laser types and have a Plan B to use a custom mechanical punching tool. Making electrode dicing yield well at high speed is our current major production impediment. While we are working on dicing yield and speed, we are fully capable of qualifying other new products and customers in the very production line they will use.
Rodgers concluded, “We have also made progress in the market. Last quarter we shipped $11.3 million in batteries, primarily from our Korean subsidiary, Routejade, to customers in the defense industry. More importantly, we have successfully sampled multiple major customers in the smart eyewear market. Unlike the large smartphone batteries, smart eyewear batteries must be small enough to fit in the earpieces of the glasses, but still store a lot of energy – and it appears that our first samples meet those requirements. Finally, to validate our customer feedback, we commissioned a third-party benchmark study (posted on our website) comparing our smartphone batteries to the best competitor’s, which now have 5%-15% silicon in the anode versus our 100%. That study shows that our energy density of 935 watt-hours per liter remains the best in the industry by 12% - equal to about two years at the industry’s learning rate of 7% per year.”

Financial Outlook
(in millions, except per share data)

	Q1 2026 Guidance(1)	Q1 2025 Results	Q4 2025 Results
Revenue	$6.5 - 7.5	$5.1	$11.3
Non GAAP loss from operations (2)	($29.0 - 32.0)	($28.0)	($28.9)
Non GAAP net loss per share (2),(3)	($0.14 - 0.18)	($0.13)	($0.14)
Capital expenditures (4)	$9.0 - 11.0	$6.3	$1.0
(1) Our outlook does not include provisions for proposed tax law changes or for the recently enacted tax reform legislation, future asset impairments or for pending legal matters, other than future legal amounts that are probable and estimable. Further, due to their nature, certain income and expense items, such as certain investments, derivative and foreign currency transaction gains or losses, cannot be accurately forecast. Accordingly, we only include such items in our financial outlook to the extent they are reasonably certain. Actual results may differ materially from the outlook; (2) See Appendix for definitions and reconciliations of non-GAAP Gross Profit (Loss), non-GAAP Gross Margin, non-GAAP Operating Loss, Adjusted EBITDA, and Non-GAAP Net Loss Per Share Attributable to Enovix to their nearest comparable GAAP metrics; (3) non-GAAP Net Loss represents non-GAAP Net Loss Per Share Attributable to Enovix; (4) Capital Expenditures reflects cash paid for property, equipment, and manufacturing assets and is a component of our free cash flow calculation. It excludes depreciation, amortization, and other non-cash investing items. It excludes one-time cash outflows related to business acquisitions, such as the $10 million purchase of SETK assets in Q2 2025

Capital Allocation

The company’s Board of Directors authorized an additional share repurchase program of up to $75 million, providing flexibility in capital allocation while maintaining focus on commercialization investments and manufacturing scale-up. Repurchases, if any, may be made from time to time in the open market, subject to market conditions, legal requirements, and other factors. The program does not require the purchase of any minimum number of shares, has no expiration date, and repurchases may be initiated, suspended, or discontinued at any time without prior notice.

About Enovix
Enovix develops and manufactures advanced lithium-ion batteries, including proprietary silicon-anode architectures, for smartphones, smart eyewear, defense, industrial and emerging edge-AI applications. Its proprietary silicon-anode battery architecture enables higher energy density and performance in space-constrained devices while maintaining safety and reliability, supporting commercialization across consumer and industrial markets.

Enovix is headquartered in Silicon Valley with facilities in India, South Korea and Malaysia, servicing customers globally. For more information visit https://enovix.com and follow us on LinkedIn.

Non-GAAP Financial Measures
This press release includes the use of non-GAAP financial measures, which are intended to provide supplemental information regarding our performance. These non-GAAP measures include non-GAAP cost of revenue, non-GAAP gross profit (loss), non-GAAP gross margin, non-GAAP research and development expense, non-GAAP selling, general and administrative expense, non-GAAP operating expenses, non-GAAP income (loss) from operations, EBITDA, adjusted EBITDA, non-GAAP net loss attributable to Enovix shareholders, non-GAAP earnings (loss) per share, free cash flow, and other non-GAAP measures that are included in this press release.

We use these non-GAAP measures to supplement our financial reporting and to evaluate ongoing operations and results, facilitate internal planning and forecasting, and assess performance against prior periods, industry peers, and the broader market. These non-GAAP measures are not prepared in accordance with generally accepted accounting principles (GAAP) and should not be considered as an alternative to GAAP results. Industry peers and other companies may calculate similar non-GAAP measures differently. Non-GAAP financial measures have limitations, including but not limited to, that they exclude certain expenses that are required under GAAP, which adjustments reflect the exercise of judgment by management. We believe that these non-GAAP measures, when considered together with the GAAP results, provide investors with an additional understanding of our operating performance. Reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the tables at the end of this press release.

While Enovix provides first quarter 2026 guidance for non-GAAP loss from operations, non-GAAP net loss per share and capital expenditures, we are unable to provide without unreasonable effort a GAAP to non-GAAP reconciliation of these projected non-GAAP measures, and we have not provided a quantitative reconciliation in reliance on the unreasonable efforts exception under Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliation to the corresponding GAAP financial measure cannot be provided without unreasonable effort because of the inherent difficulty in accurately forecasting the occurrence and financial impact of the various adjustments that have not yet occurred, are out of our control, or cannot be reasonably predicted, including but not limited to change in fair value of common stock, stock-based compensation and related tax effects, legal costs related to shareholder lawsuit, gain on bargain purchase of assets, acquisition-related costs, and restructuring costs. As a result, we are unable to assess the probable significance of the unavailable information, which could have a material impact on our future GAAP financial results.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future events or our future financial or operating performance and are identified by words such as anticipate, appears, believe, could, enable, estimate, expect, gating requirement, intend, may, might, plan, possible, potential, predict, progress, project, should, support, will, would and similar expressions. Forward-looking statements in this press release include, without limitation, statements regarding: our future operating results, financial position, growth opportunities, and financial outlook and guidance; our commercialization plans, strategy and product development roadmap, including the readiness, performance, timing and customer qualification of our AI-1™ platform and related products; our expectations about our ability to satisfy gating requirements; our belief that successful completion of various pathways will enable customer qualification and follow-on commercial shipments of our AI-1™ smartphone battery; our belief that our AI-1™ platform meets or exceeds key technical requirements for multiple smart eyewear applications and the associated commercialization opportunity; anticipated customer product launches; our expectations about our manufacturing strategy, facility capacity and scale-up plans, including operational and production readiness across various manufacturing lines; our expectations about our ability to improve dicing yield, speed, throughput, performance, and cost efficiency and operational readiness; our belief that organizational changes, including recent hires, will enhance production readiness and ability to produce batteries in high-volume; our internal benchmarking and customer benchmarking of energy density and competitive positioning, including our belief that our AI-1 platform and AI class of batteries represents a shift from innovation to commercialization and our ability to maintain and expand a performance lead over other silicon-doped or conventional battery architectures; our anticipated ability for our liquidity, capital allocation and financing strategies to support qualification completion and commercialization scale-up; and the timing and expected success of achieving technical milestones and production ramp-up readiness.

Risks, uncertainties and assumptions that could cause actual results to differ materially from the results and events anticipated by such forward-looking statements include, but are not limited to: our ability to improve and maintain competitive battery performance metrics, including energy density, cycle life, fast-charging capability, capacity retention and gassing; risks associated with qualification delays or failure to satisfy gating requirements, or that customer programs do not proceed to commercial launch; challenges in scaling manufacturing capacity, improving or sustaining yield and productivity levels, achieving targeted cost reductions or unit economics, or bringing facilities to full operational readiness; our ability to successfully execute an orderly transition within our operations organization; dependence on third-party contract manufacturers, including a Malaysia-based manufacturing partner, and potential concentration risk, disruptions or changes in those relationships; risks arising from our international operations, including regulatory, financial and operational risks, trade restrictions, tariffs, sanctions and geopolitical tensions; supply chain risks, including our ability to secure sufficient quantities of raw materials and components at acceptable costs; our ability to control operating and manufacturing costs; lengthy and unpredictable customer qualification and sales cycles, safety considerations and contractual terms, particularly in defense and other regulated markets; risks related to battery performance, reliability and safety; customer concentration in the defense sector and certain consumer technology markets, such as smartphones and smart eyewear; challenges in forecasting demand, inventory and manufacturing requirements that may result in additional costs and production delays; our history of losses and expectation of continued losses; risks associated with the development and commercialization of products that remain under development and may not be successfully produced at commercial scale; our ability to effectively integrate and derive benefits from acquired businesses; fluctuations in foreign currency exchange rates and interest rates; operational and safety risks associated with manufacturing equipment; intense competition and our ability to keep up with rapid technological change and evolving standards in the battery industry; our ability to attract and retain qualified personnel; the outcome of litigation, regulatory investigations and other legal matters, including the associated legal and other costs; liquidity constraints, capital availability and our ability to service existing debt; our ability to protect and enforce our intellectual property rights; volatility in the trading price of our common stock; changes in tax laws or regulations; the impact of cyber and other information technology or security related incidents on us, our customers or other parties; changes in the political, economic or regulatory environment generally and in the markets in which we operate; and other risks described in the disclosures contained in our filings with the Securities and Exchange Commission (“SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual report on Form 10-K and quarterly reports on Form 10-Q, and other documents that we have filed, or will file, with the SEC. These documents are available in the SEC Filings section of the Investor Relations page at https://ir.enovix.com and at www.sec.gov.

It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Accordingly, you should not rely on any of the forward-looking statements. Any forward-looking statements in this press release speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For media and investor inquiries, please contact:

Investor Contact:
Robert Lahey
ir@enovix.com

Chief Financial Officer:
Ryan Benton
ryan.benton@enovix.com

ENOVIX CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and par value amounts)

	December 28, 2025	December 29, 2024
Assets
Current assets:
Cash and cash equivalents	$106,014	$272,869
Short-term investments	406,026	—
Accounts receivable, net	4,421	4,566
Notes receivable, net	4,012	4
Inventory	13,617	7,664
Prepaid expenses and other current assets	8,120	9,903
Total current assets	542,210	295,006
Property and equipment, net	170,263	167,947
Long-term investments	106,810	—
Customer relationship intangibles and other intangibles, net	31,638	36,394
Operating lease, right-of-use assets	11,682	13,479
Goodwill	12,217	12,217
Other assets, non-current	4,155	2,126
Total assets	$878,975	$527,169
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$17,818	$9,492
Accrued expenses	13,992	19,843
Accrued compensation	6,219	8,228
Short-term debt	9,865	9,452
Deferred revenue	5,015	3,650
Warrant liability	6,578	—
Other liabilities	5,529	3,036
Total current liabilities	65,016	53,701
Long-term debt, net	519,271	169,820
Warrant liability, non-current	—	28,380
Operating lease liabilities, non-current	11,244	13,293
Deferred revenue, non-current	300	3,774
Deferred tax liability	9,119	8,784
Other liabilities, non-current	14	14
Total liabilities	604,964	277,766
Stockholders’ equity:
Common stock, $0.0001 par value; authorized shares of 1,000,000,000; issued and outstanding shares of 216,556,238 and 190,559,335 as of December 28, 2025 and December 29, 2024, respectively	22	19
Additional paid-in-capital	1,307,912	1,067,951
Treasury stock, at cost	(58,385)	—
Accumulated other comprehensive loss	(508)	(143)
Accumulated deficit	(977,827)	(821,086)
Total Enovix's stockholders’ equity	271,214	246,741
Non-controlling interest	2,797	2,662
Total equity	274,011	249,403
Total liabilities and equity	$878,975	$527,169

Enovix Corporation
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, Except Share and per Share Amounts)

	Quarters Ended		Fiscal Years Ended
	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
Revenue	$11,265	$9,717	$31,821	$23,074
Cost of revenue	8,764	8,665	25,716	25,119
Gross profit (loss)	2,501	1,052	6,105	(2,045)
Operating expenses:
Research and development	28,074	22,433	110,331	124,506
Selling, general and administrative	18,415	13,135	73,028	74,311
Restructuring cost	—	—	—	41,807
Total operating expenses	46,489	35,568	183,359	240,624
Loss from operations	(43,988)	(34,516)	(177,254)	(242,669)
Other income (expense):
Change in fair value of common stock warrants	10,054	(5,115)	21,832	12,244
Gain on bargain purchase of assets	—	—	4,761	—
Interest income	5,597	2,587	12,998	12,332
Interest expense	(6,411)	(1,719)	(21,597)	(6,787)
Other income (expense), net	(160)	2,463	1,341	954
Total other income (expense), net	9,080	(1,784)	19,335	18,743
Loss before income tax expense (benefit)	(34,908)	(36,300)	(157,919)	(223,926)
Income tax expense (benefit)	133	1,152	(1,312)	(1,392)
Net loss	(35,041)	(37,452)	(156,607)	(222,534)
Net gain (loss) attributable to non-controlling interests	(51)	13	134	(293)
Net loss attributable to Enovix	$(34,990)	$(37,465)	$(156,741)	$(222,241)

Net loss per share attributable to Enovix shareholders, basic (1)	$(0.16)	$(0.19)	$(0.75)	$(1.19)
Weighted average number of common shares outstanding, basic (1)	216,310,145	196,597,813	207,635,870	186,039,616
Net loss per share attributable to Enovix shareholders, diluted (1)	$(0.16)	$(0.19)	$(0.75)	$(1.19)
Weighted average number of common shares outstanding, diluted (1)	216,310,145	196,597,813	207,635,870	186,039,616

(1)As required by ASC 260, Earnings Per Share, the share and per share amounts in the consolidated financial statements for the periods presented above have been retroactively adjusted to reflect the warrant dividends issued in July 2025.

ENOVIX CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Fiscal Years
	2025	2024
Cash flows used in operating activities:
Net loss	$(156,607)	$(222,534)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation, accretion and amortization	35,112	44,961
Stock-based compensation	49,367	58,837
Change in fair value of common stock warrants	(21,832)	(12,244)
Gain on bargain purchase of assets	(4,761)	—
Impairment and loss on disposal of long-lived assets	—	38,258
Interest expense (non-cash)	9,222	—
Others	711	448
Changes in operating assets and liabilities:
Accounts and notes receivables	(3,935)	(2,465)
Inventory	(5,510)	1,073
Prepaid expenses and other assets	(85)	(2,211)
Accounts payable	4,690	(7,970)
Accrued expenses and compensation	1,554	3,016
Deferred revenue	(1,987)	(3,058)
Deferred tax liability	(1,305)	(2,697)
Other liabilities	75	(2,047)
Net cash used in operating activities	(95,291)	(108,633)
Cash flows from investing activities:
Purchase of property and equipment	(18,223)	(76,188)
Payment for business acquisition	(10,000)	—
Purchases of investments	(584,938)	(31,812)
Maturities of investments	74,892	106,621
Net cash used in investing activities	(538,269)	(1,379)
Cash flows from financing activities:
Proceeds from issuance of common stock, net of issuance costs	—	107,192
Proceeds from exercise of common stock warrants	232,106	—
Payments of issuance costs related to common stock and warrant dividends	(7,077)	—
Proceeds from issuance of convertible senior notes and loan borrowing	360,000	4,572
Payments of debt issuance costs	(11,175)	—
Purchase of Capped Calls	(45,288)	—
Repayment of debt	(919)	(209)
Proceeds from issuance of common stock under employee stock purchase plan	1,323	1,506
Payroll tax payments for shares withheld upon vesting of RSUs	(6,543)	(7,079)
Proceeds from the exercise of stock options and issuance of common stock under ATM, net of issuance costs	3,342	44,771
Repurchase of unvested restricted common stock	—	(4)
Repurchase of common stock	(58,385)	—
Net cash provided by financing activities	467,384	150,749
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(536)	(1,169)
Change in cash, cash equivalents, and restricted cash	(166,712)	39,568
Cash and cash equivalents and restricted cash, beginning of period	274,691	235,123
Cash and cash equivalents and restricted cash, end of period	$107,979	$274,691

Net Loss Attributable to Enovix to Adjusted EBITDA Reconciliation
“EBITDA” is defined as earnings (net loss) attributable to Enovix adjusted for interest income, interest expense, income tax benefit, depreciation and amortization expense. “Adjusted EBITDA” includes additional adjustments to EBITDA such as stock-based compensation expense, change in fair value of common stock warrants, inventory step-up, impairment of equipment, warrant issuance cost, certain legal costs related to our defense of an ongoing securities class action complaint that is outside the ordinary course of business and that we do not consider representative of our performance, and other special items as determined by management which it does not believe to be indicative of its underlying business trends.
These non-GAAP measures may differ from similarly titled measures used by other companies.

Below is a reconciliation of net loss attributable to Enovix on a GAAP basis to the non-GAAP EBITDA and Adjusted EBITDA financial measures for the periods presented below (in thousands):

	Quarters Ended		Fiscal Years Ended
	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
Net loss attributable to Enovix	$(34,990)	$(37,465)	$(156,741)	$(222,241)
Interest expense (income), net	814	(868)	8,599	(5,545)
Income tax expense (benefit)	133	1,152	(1,312)	(1,392)
Depreciation and amortization	8,437	7,544	35,112	44,961
EBITDA	(25,606)	(29,637)	(114,342)	(184,217)
Stock-based compensation expense (1)	11,394	10,207	49,367	57,621
Change in fair value of common stock warrants	(10,054)	5,115	(21,832)	(12,244)
Inventory step-up	—	—	—	1,907
Restructuring cost (1)	—	—	—	41,807
Legal cost related to shareholder lawsuit (2)	2,521	(2,007)	7,915	(541)
Warrant issuance cost	—	—	1,378	—
Acquisition cost	—	—	664	—
Gain on bargain purchase of assets	—	—	(4,761)	—
Import duty forgiveness	—	—	(2,431)	—
Adjusted EBITDA	$(21,745)	$(16,322)	$(84,042)	$(95,667)

(1) $1.2 million of stock-based compensation expense is included in the restructuring cost line of the table above for the fiscal year ended December 29, 2024. None for the fiscal quarters ended December 28, 2025 and December 29, 2024 or the fiscal year ended December 28, 2025.
(2) These amounts represent certain legal costs related to the defense of an ongoing securities class action complaint.

Reconciliation of Operating Loss to Non GAAP Operating Loss and Adjusted EBITDA
Additionally, below is a reconciliation of GAAP operating loss to non-GAAP operating loss and adjusted EBITDA for the periods presented (in thousands).
These non-GAAP measures may differ from similarly titled measures used by other companies.

	Fiscal Quarters Ended		Fiscal Years Ended
	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
GAAP loss from operations	$(43,988)	$(34,516)	$(177,254)	$(242,669)
Stock-based compensation expense (1)	11,394	10,207	49,367	57,621
Amortization of intangible assets	1,189	1,189	4,757	4,741
Inventory step-up	—	—	—	1,907
Restructuring cost (1)	—	—	—	41,807
Legal cost related to shareholder lawsuit (2)	2,521	(2,007)	7,915	(541)
Warrant issuance cost	—	—	1,378	—
Acquisition cost	—	—	664	—
Non-GAAP loss from operations	$(28,884)	$(25,127)	$(113,173)	$(137,134)
Depreciation and amortization (excluding amortization of intangible assets)	7,248	6,355	30,355	40,220
Other income (loss), net (excluding import duty forgiveness)	(160)	2,463	(1,090)	954
Net gain (loss) attributable to non-controlling interest	51	(13)	(134)	293
Adjusted EBITDA	$(21,745)	$(16,322)	$(84,042)	$(95,667)

(1) $1.2 million of stock-based compensation expense is included in the restructuring cost line of the table above for the fiscal year ended December 29, 2024. None for the fiscal quarters ended December 28, 2025 and December 29, 2024 or the fiscal year ended December 28, 2025.
(2) These amounts represent certain legal costs related to the defense of an ongoing securities class action complaint.

Free Cash Flow Reconciliation
We define “Free Cash Flow” as (i) net cash from operating activities less (ii) capital expenditures, net of proceeds from disposals of property and equipment, all of which are derived from our Consolidated Statements of Cash Flow. It excludes one-time cash outflows related to business acquisitions, including the $10 million purchase of SETK assets in the second quarter of 2025. The presentation of non-GAAP Free Cash Flow is not intended as an alternative measure of cash flows from operations, as determined in accordance with GAAP.
We believe Free Cash Flow is a useful measure for investors because it provides insight into the cash generated or used by our operations after funding capital expenditures, and it helps assess our ability to pursue strategic growth initiatives. We use Free Cash Flow internally to evaluate performance, support decision-making, and measure our progress toward profitability and cash flow breakeven.
This non-GAAP measure may differ from similarly titled measures used by other companies.
Below is a reconciliation of net cash used in operating activities to the Free Cash Flow financial measures for the periods presented below (in thousands):

	Fiscal Years
	2025	2024
Net cash used in operating activities	$(95,291)	$(108,633)
Capital expenditures	(18,223)	(76,188)
Free Cash Flow	$(113,514)	$(184,821)

Other Non-GAAP Financial Measures Reconciliation
(In Thousands, Except Share and per Share Amounts)
These non-GAAP measures may differ from similarly titled measures used by other companies.

	Fiscal Quarters Ended		Fiscal Years Ended
	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
Revenue	$11,265	$9,717	$31,821	$23,074

GAAP cost of revenue	$8,764	$8,665	$25,716	$25,119
Stock-based compensation expense	(440)	(124)	(1,197)	(320)
Inventory step-up	—	—	—	(1,907)
Non-GAAP cost of revenue	$8,324	$8,541	$24,519	$22,892

GAAP gross profit (loss)	$2,501	$1,052	$6,105	$(2,045)
Stock-based compensation expense	440	124	1,197	320
Inventory step-up	—	—	—	1,907
Non-GAAP gross profit	$2,941	$1,176	$7,302	$182

GAAP research and development (R&D) expense	$28,074	$22,433	$110,331	$124,506
Stock-based compensation expense	(5,901)	(5,082)	(24,951)	(24,853)
Amortization of intangible assets	(416)	(416)	(1,663)	(1,664)
Non-GAAP R&D expense	$21,757	$16,935	$83,717	$97,989

GAAP selling, general and administrative (SG&A) expense	$18,415	$13,135	$73,028	$74,311
Stock-based compensation expense	(5,053)	(5,001)	(23,219)	(32,448)
Amortization of intangible assets	(773)	(773)	(3,094)	(3,077)
Legal cost related to shareholder lawsuit (2)	(2,521)	2,007	(7,915)	541
Warrant issuance cost	—	—	(1,378)	—
Acquisition cost	—	—	(664)	—
Non-GAAP SG&A expense	$10,068	$9,368	$36,758	$39,327

GAAP operating expenses	$46,489	$35,568	$183,359	$240,624
Stock-based compensation expense included in R&D expense	(5,901)	(5,082)	(24,951)	(24,853)
Stock-based compensation expense included in SG&A expense	(5,053)	(5,001)	(23,219)	(32,448)
Amortization of intangible assets	(1,189)	(1,189)	(4,757)	(4,741)
Restructuring cost (1)	—	—	—	(41,807)
Legal cost related to shareholder lawsuit (2)	(2,521)	2,007	(7,915)	541
Warrant issuance cost	—	—	(1,378)	—
Acquisition cost	—	—	(664)	—
Non-GAAP operating expenses	$31,825	$26,303	$120,475	$137,316

(1) $1.2 million of stock-based compensation expense is included in the restructuring cost line of the table above for the fiscal year ended December 29, 2024. None for the fiscal quarters ended December 28, 2025 and December 29, 2024 or the fiscal year ended December 28, 2025.
(2) These amounts represent certain legal costs related to the defense of an ongoing securities class action complaint.

	Fiscal Quarters Ended		Fiscal Years Ended
	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
GAAP loss from operations	$(43,988)	$(34,516)	$(177,254)	$(242,669)
Stock-based compensation expense (1)	11,394	10,207	49,367	57,621
Amortization of intangible assets	1,189	1,189	4,757	4,741
Inventory step-up	—	—	—	1,907
Restructuring cost (1)	—	—	—	41,807
Legal cost related to shareholder lawsuit (2)	2,521	(2,007)	7,915	(541)
Warrant issuance cost	—	—	1,378	—
Acquisition cost	—	—	664	—
Non-GAAP loss from operations	$(28,884)	$(25,127)	$(113,173)	$(137,134)

GAAP net loss attributable to Enovix	$(34,990)	$(37,465)	$(156,741)	$(222,241)
Stock-based compensation expense (1)	11,394	10,207	49,367	57,621
Change in fair value of common stock warrants	(10,054)	5,115	(21,832)	(12,244)
Inventory step-up	—	—	—	1,907
Amortization of intangible assets	1,189	1,189	4,757	4,741
Restructuring cost (1)	—	—	—	41,807
Legal cost related to shareholder lawsuit (2)	2,521	(2,007)	7,915	(541)
Warrant issuance cost	—	—	1,378	—
Interest expense related to the warrant dividend	—	—	9,223	—
Acquisition cost	—	—	664	—
Gain on bargain purchase of assets	—	—	(4,761)	—
Import duty forgiveness	—	—	(2,431)	—
Non-GAAP net loss attributable to Enovix shareholders	$(29,940)	$(22,961)	$(112,461)	$(128,950)

GAAP net loss per share attributable to Enovix, basic (3)	$(0.16)	$(0.19)	$(0.75)	$(1.19)
GAAP weighted average number of common shares outstanding, basic (3)	216,310,145	196,597,813	207,635,870	186,039,616

GAAP net loss per share attributable to Enovix, diluted (3)	$(0.16)	$(0.19)	$(0.75)	$(1.19)
GAAP weighted average number of common shares outstanding, diluted (3)	216,310,145	196,597,813	207,635,870	186,039,616

Non-GAAP net loss per share attributable to Enovix, basic (3)	$(0.14)	$(0.12)	$(0.54)	$(0.69)
GAAP weighted average number of common shares outstanding, basic (3)	216,310,145	196,597,813	207,635,870	186,039,616

Non-GAAP net loss per share attributable to Enovix, diluted (3)	$(0.14)	$(0.12)	$(0.54)	$(0.69)
GAAP weighted average number of common shares outstanding, diluted (3)	216,310,145	196,597,813	207,635,870	186,039,616

(1) $1.2 million of stock-based compensation expense is included in the restructuring cost line of the table above for the fiscal year ended December 29, 2024. None for the fiscal quarters ended December 28, 2025 and December 29, 2024 or the fiscal year ended December 28, 2025.
(2) These amounts represent certain legal costs related to the defense of an ongoing securities class action complaint.
(3) As required by ASC 260, Earnings Per Share, the share and per share amounts in the consolidated financial statements for the periods presented above have been retroactively adjusted to reflect the warrant dividends issued in July 2025.